EXHIBIT 99.3

LETTER TO CLIENTS

Offer by

REDWOOD MERGER SUB I, INC.,

a wholly owned subsidiary of

RHYTHMONE PLC,

to exchange each outstanding share of common stock of

YUME, INC.

for

$1.70 in cash without interest and 0.7325 ordinary shares of RhythmOne, which gives effect to the 10-for-1 share consolidation of RhythmOne ordinary shares implemented on September 25, 2017

(subject to the terms and conditions as described in the prospectus/offer to exchange and the accompanying letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT THE TIME THAT IS ONE MINUTE FOLLOWING 11:59 P.M. PACIFIC TIME ON FEBRUARY 1, 2018, UNLESS THE EXPIRATION TIME OF THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

January 4, 2017

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by Redwood Merger Sub I, Inc. (the “Purchaser”), a wholly owned subsidiary of RhythmOne plc (“RhythmOne”), which is offering, upon the terms and subject to the conditions set forth in the enclosed prospectus/offer to exchange and related letter of transmittal, together with any amendments or supplements thereto, to exchange (such offer to exchange, the “Offer”) for each outstanding share of common stock of YuMe, Inc. (“YuMe”), par value $0.001 per share (“YuMe Shares”), that is validly tendered in the Offer and not properly withdrawn:

i.	$1.70 in cash without interest (the “Cash Consideration”); and

ii.

0.7325 ordinary shares of RhythmOne (“RhythmOne Shares”), which gives effect to the 10-for-1 share consolidation of RhythmOne Shares implemented on September 25, 2017 (the “Share Consideration”, together with the Cash Consideration, the “Transaction Consideration”).

YuMe stockholders will not receive any fractional RhythmOne Shares in the Offer, and each YuMe stockholder who otherwise would be entitled to receive a fraction of a RhythmOne Share pursuant to the Offer will be paid an amount in cash (without interest) in lieu thereof, determined by multiplying (a) the RhythmOne trading price, rounded to the nearest one-hundredth of a cent by (b) the fraction of a share (after aggregating all YuMe Shares held by such holder and accepted for payment by Purchaser pursuant to the Offer or otherwise held by such holder at the Effective Time, as applicable, and rounded to the nearest one thousandth when expressed in decimal form) of RhythmOne Shares to which such holder would otherwise be entitled. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share of RhythmOne Shares.

We (or our nominees) are the holder of record of YuMe Shares held by us for your account. A tender of such YuMe Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender YuMe Shares held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the Offer any or all of the YuMe Shares held by us for your account.

We urge you to read the enclosed prospectus/offer to exchange and letter of transmittal regarding the Offer carefully before instructing us to tender your YuMe Shares.

If you wish to have us tender any or all of your YuMe Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your YuMe Shares, all such YuMe Shares owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER.

Instructions with Respect to the Offer to Exchange

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by Redwood Merger Sub I, Inc. (the “Purchaser”), a wholly owned subsidiary of RhythmOne plc (“RhythmOne”), which is offering, upon the terms and subject to the conditions set forth in the enclosed prospectus/offer to exchange and related letter of transmittal, together with any amendments or supplements thereto, to exchange (such offer to exchange, the “Offer”) for each outstanding share of common stock of YuMe, Inc. (“YuMe”), par value $0.001 per share (“YuMe Shares”), that is validly tendered in the Offer and not properly withdrawn:

i.	$1.70 in cash without interest (the “Cash Consideration”); and

ii.

0.7325 ordinary shares of RhythmOne (“RhythmOne Shares”), which gives effect to the 10-for-1 share consolidation of RhythmOne Shares implemented on September 25, 2017 (the “Share Consideration”, together with the Cash Consideration, the “Transaction Consideration”).

YuMe stockholders will not receive any fractional RhythmOne Shares in the Offer, and each YuMe stockholder who otherwise would be entitled to receive a fraction of a RhythmOne Share pursuant to the Offer will be paid an amount in cash (without interest) in lieu thereof, determined by multiplying (a) the RhythmOne trading price, rounded to the nearest one-hundredth of a cent by (b) the fraction of a share (after aggregating all YuMe Shares held by such holder and accepted for payment by Purchaser pursuant to the Offer or otherwise held by such holder at the Effective Time, as applicable, and rounded to the nearest one thousandth when expressed in decimal form) of RhythmOne Shares to which such holder would otherwise be entitled. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share of RhythmOne Shares.

CREST Delivery Instructions.

RhythmOne Shares are held in uncertificated or certificated form. Euroclear UK & Ireland Limited (“Euroclear”) is the Central Securities Depository for the United Kingdom and it operates the CREST settlement system, allowing securities trading in the United Kingdom to take place in uncertificated form and transfers of such securities to be settled electronically. Existing RhythmOne Shares are currently available for settlement in the CREST system and RhythmOne will arrange for the RhythmOne Shares to be issued and allotted in connection with the Offer to be admitted to CREST.

YuMe stockholders whose YuMe Shares are registered in the name of a nominee must contact that nominee as the nominee will be responsible for completing the relevant documents to exchange the YuMe Shares of such beneficial YuMe stockholder for the RhythmOne Shares to which such beneficial YuMe stockholder is entitled pursuant to the Offer. The nominee shall elect in the agent’s message that such YuMe Shares be held through a designated CREST account and complete all related materials. In the case of YuMe stockholders who hold their YuMe Shares through a nominee, in most cases, it is expected that the designated account will be the CREST account of, or of a nominee for, the relevant nominee of the YuMe stockholder. If the nominee does not make this election or if the nominee does not have a designated CREST account, such YuMe stockholder will receive a physical certificate representing the RhythmOne Shares to which such YuMe stockholder is entitled, registered in the name of the nominee for the benefit of such YuMe stockholder.

Check the box if the undersigned wishes to tender ALL of the undersigned’s YuMe Shares:

☐	CHECK HERE TO TENDER ALL SHARES

Check the box if the undersigned wishes to tender SOME of the undersigned’s YuMe Shares:

☐	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES: SHARES*

*

If left blank, or if the undersigned checked the box to tender all of the undersigned’s shares above, it will be assumed that all YuMe Shares held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ACCOUNT NUMBER:

Dated: , 201

(Signature(s))

Please Print Name(s)

Address(es):

(Zip Code)

Area code and telephone number(s)

Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, RHYTHMONE, THE PURCHASER OR YUME.

ELECTION TO RECEIVE UNCERTIFICATED RHYTHMONE SHARES VIA CREST OR

CERTIFICATED SHARES

Please indicate whether you wish to receive your RhythmOne Shares by taking delivery through (i) uncertificated book-entry form via CREST, or (ii) if you wish to receive a physical RhythmOne share certificate by checking the appropriate box below and providing the required delivery instructions. If you fail to make an election below or fail to furnish valid CREST details, your RhythmOne shares will be delivered to you in certificated form.

CREST

☐ Check here for delivery through uncertificated book-entry form via CREST for a designated CREST account of your nominee, or for a CREST account of a nominee of your nominee.

☐ Check here for delivery through uncertificated book-entry form via CREST for any other account and complete the details below:

CREST Participant ID:

CREST Member Account ID:

Full Name of CREST Account

U.K. Receiving Broker Name:

U.K. Receiving Broker Contact:
Receiving Broker Phone Number:
CERTIFICATED SHARES ☐ Check here if you would like to receive a certificate representing your RhythmOne shares.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, RHYTHMONE, THE PURCHASER OR YUME.